Exhibit 99.2

[LOGO FOR EXELON]

Overview of Generation Assets and Investments

Our generation assets and investments at April 30, 2002 consist of the following:

Type of Capacity                            Capacity (MW)

Owned Generation Assets(1)
   Nuclear . . . . . . .                           14,250
   Fossil. . . . . . . .                            6,215
   Hydro. . . . . .  . .                            1,584
                                                   ------
                                                   22,049

Long-Term Contracts(2)                             16,245
AmerGen and Sithe(1)                                2,881
                                                   ------

             Available Resources                   41,175
Under Construction or in
Advanced Development(2)                             2,471
                                                   ------

 Total Generating Resources                        43,646
                                                   ------

(2)      Based on Generation's ownership.
(1)      Contracts range from 1 to 29 years.